Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in (a) the Registration Statement on Form S-8, as amended (No. 333-13059), of Software Publishing Corporation Holdings, Inc. (the "Company") pertaining to the Company's 1994 Long Term Incentive Plan, (b) the Company's Registration Statement on Form S-8 (No. 333-19169) pertaining to the Company's Outside Director and Advisor Stock Option Plan, (c) the Company's Registration Statement on Form S-8 (No. 333-19059) pertaining to the Software Publishing Corporation's 1987 Stock Option Plan, Software Publishing Corporation's 1989 Stock Option Plan and Software Publishing Corporation's 1991 Stock Option Plan and (d) the Company's Registration
Statement on Form S-3 (No. 333-55677) pertaining to 2,107,712 shares of the Company's Common Stock and 29,267 options to purchase shares of the Company's Common Stock of our report, dated April 8, 1999, which included an emphasis paragraph regarding a tax contingency with respect to our audit of the financial statements of the Company, included in the Company's Annual Report on Form
10-KSB for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                          /s/ Richard A. Eisner & Company, LLP
                                           Richard A. Eisner & Company, LLP

New York, New York
April 14, 1999